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                                                                   Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
No. 33-71450 on Form S-8 of WorldCom, Inc. (f/k/a LDDS Communications, Inc.) of our reports dated July 29, 1994 and August 16, 1994, with respect to the combined financial statements of WilTel Network Services for the two years ended December 31, 1993 and six months ended June 30, 1994 included in the Current Report on Form 8-K of LDDS Communications, Inc. dated August 22, 1994 filed with the Securities and Exchange Commission.



                                  /S/ ERNST & YOUNG LLP

Tulsa, Oklahoma
April 1, 1996